Exhibit 99.1

STRATEGIC CO-MARKETING AND INTEGRATION AGREEMENT

This Strategic Co-Marketing and Integration Agreement (this “Agreement”) is entered into on this 9th day of December 2008 (the “Effective Date”) between Vemics, Inc. (“Vemics”) located at 523 Avalon Gardens, Nanuet, NY 10954 and NaviMedix, Inc. (“NaviMedix”) located at Eight Cambridge Center, Cambridge, MA 02142-1401.

WHEREAS, Vemics, via Vermics’s Web site (the “iMedicor Website”) and its “iMedicor Portal,” facilitates HIPAA-compliant health information exchange between physicians, healthcare professionals and patients. In addition, the iMedicor Website offers a fully integrated bi-directional communications and content delivery platform for communications between pharmaceutical/medical device companies and health care providers using a web-based platform known as ClearLobby (collectively, the “Vemics Services”).

WHEREAS, NaviMedix develops and implements web based systems, services and applications that manage administrative, clinical and financial transactions between health plans and healthcare providers.

WHEREAS, NaviMedix and Vemics have determined that by working together, NaviMedix will have an opportunity to leverage its provider network known as the “NaviNet Provider Network” and Vemics will have an opportunity to expand its user-base and grow revenue from pay-for-use services.

WHEREAS, Vemics and NaviMedix desire to establish a relationship to develop an integrated solution (the “Integrated Solution”) that enables communication between pharmaceutical/medical device companies and NaviNet-enabled provider offices.

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Implementation. The parties will work together to implement the activities described below:

1.1.
Access to the Integrated Solution through NaviNet:  NaviMedix and Vemics will cooperate to integrate the Vemics Services with NaviNet and to make the resulting Integrated Solution available to medical device and pharmaceutical companies (“Customers”) and NaviNet-enabled healthcare providers.  NaviMedix hereby acknowledges that the development of the Integrated Solution may require integration of certain NaviNet transactions and workflows, including, without limitation to, Action Items, Eligibility and Benefits, Clinical Alerts and other health plan and non-health plan related capabilities.  Vemics hereby acknowledges and agrees that the development of the Integrated Solution may require integration of certain aspects of the Vemics Services, including, without limitation, integration of the Vemics communications suite, and Customer content and data.  The Integrated Solution will enable the exchange of data and transactions between Customers and NaviNet-enabled healthcare providers including, but not limited to, e-detailing, appointment requests / responses, scheduling meetings, drug sample requests / responses, ROI and statistical analysis.

1.2.
NaviMedix Obligations:  NaviMedix hereby agrees that it will be responsible for the implementation, and training of healthcare providers in the Integrated Solution, and overall NaviNet security. NaviNet-enabled healthcare providers will be granted access to the Integrated Solution only if such healthcare provider has agreed to the NaviNet Terms of Service as maintained by NaviMedix.  NaviMedix will be responsible for oversight of all aspects of the healthcare provider user interface and the underlying business logic that supports the healthcare provider user interface.

1.3.
Vemics Obligations:  Vemics hereby agrees that it will be responsible for the implementation, and training of Customers of the Integrated Solution, and working with NaviMedix to manage the overall security of the Integrated Solution.  Vemics will be responsible for oversight of all aspects of the Customer user interface and underlying business logic of the Integrated Solution as well as all enhancements to the Customer user interface.

1.4.
Development:  The parties agree to work together to develop a plan that defines how the Vemics and NaviNet solutions will be integrated with NaviNet to support the Integrated Solution (the “Integration Plan”).  The Integration Plan will be mutually agreed upon by both parties within thirty (30) days following the Effective Date.  Both parties agree that actual development and integration work will begin only after a Customer has signed an agreement to proceed with the Integrated Solution.  The parties will be responsible for their respective costs and expenses incurred in the course of development of the Integrated Solution.

1.5.
Service and Support:  Each of NaviMedix and Vemics hereby agrees to maintain the service levels set forth for their respective services and the Integrated Solution in Exhibit C attached hereto and incorporated herein by this reference, which will be mutually agreed upon by both parties within sixty (60) days following the Effective Date.  NaviMedix will be responsible for healthcare provider end user support for NaviNet and Vemics will be responsible for Customer support as defined in Exhibit C.

1.6.	Partnership Management: Each party shall assign an integration lead, an operating management lead and an executive lead in connection with the management of the parties’ relationship.

1.7.
Other Opportunities: As NaviMedix and Vemics identify additional opportunities that may or may not generate revenue, the integration and business terms will be further documented and mutually agreed to in an amendment to this agreement.

2.	Marketing

2.1.
Co-Marketing of Integrated Solution:  The parties will use commercially reasonable efforts to work together to pursue potential customers of the Integrated Solution, as further detailed on Exhibit A attached hereto.  A detailed marketing plan (the “Marketing Plan”) will be developed jointly between the parties to facilitate the goals and objectives of this Agreement.  The Marketing Plan will be developed jointly and submitted to senior management of each party for approval within sixty (60) days following the Effective Date.  Each party will be responsible for the payment of its own costs and expenses in conducting such marketing, unless otherwise agreed to in advance in written form.

2.2.
Marketing to Healthcare Providers.  NaviMedix will be responsible for the oversight and management of marketing and promotion of the Integrated Solution to NaviNet-enabled healthcare providers, using content and outreach methods as determined by NaviMedix in its sole and absolute discretion, which may include, without limitation, NaviNet home page content, fax, email, and phone-based.  NaviMedix hereby agrees to use commercially reasonable efforts to work with Vemics and Customers of the Integrated Solution to develop a plan for the rapid deployment to and utilization of the Integrated Solution by NaviNet-enabled healthcare providers in targeted geographical territories.

In addition, it is the expectation of both parties that Customers will use their sales resources to promote and encourage enrollment in the Integrated Solution. It is the expectation of both parties that Vemics, NaviMedix and each Customer will work together to define and support a program that leverages the resources of all participating parties to maximize enrollment and utilization of the Integrated Solution.

2.3.
Customer Sales and Contracting:  Vemics will be responsible for sales to prospective Customers and contracting with Customers that agree to proceed with the Integrated Solution.  The parties agree that there may be a requirement for both parties to contract with the Customer with respect to the Integrated Solution, and both parties agree to make commercially reasonable efforts to accommodate those contracting requirements.  NaviMedix and Vemics shall enter into a separate work order (“Work Order”), in substantially the form attached hereto as in Exhibit B, for each Customer, which Work Order shall describe the specific responsibilities of NaviMedix and Vemics, the pricing and other terms of such sale, and any variations to the Revenue Sharing provisions described in Section 3 below.  Neither NaviMedix nor Vemics shall be under any obligation to deliver services related to the Integrated Solution to a particular Customer until a Work Order for such Customer has been entered into by Vemics and NaviMedix.

Vemics agrees to coordinate with NaviMedix on dates and times for calls and meetings with prospective Customers to enable NaviMedix the opportunity to participate in the meetings and support the overall sales process.

2.4.
Non-Exclusive Engagement:  Each party hereby acknowledges and agrees that the other party shall be entitled to continue to offer its core services to Customers, which core services may include alternative solutions offering the same or similar benefits to the Integrated Solution, and that the other party is permitted to engage in partnerships with third parties to offer the same or similar benefits to the Integrated Solution.  Notwithstanding the foregoing, each party agrees not to enter into any agreement that would preclude either party from continuing to offer the Integrated Solution in accordance with the terms and conditions of this Agreement.

2.5.
Branding of Integrated Solution:  The parties will seek to co-brand the Integrated Solution in a mutually acceptable manner.  The specific form and format of the co-branding will be mutually agreed in writing by the parties prior to the use of such co-branding.

3.	Payment:

3.1.
Revenue Share:  All fees paid by the Customer to Vemics for transactions, capabilities and / or workflows supported and processed within the Integrated Solution (“Customer Transaction Fees”) shall be evenly split between the parties.  Vemics acknowledges and agrees that any revenue of NaviMedix associated with NaviMedix’s core services (i.e., revenue that does not specifically relate to the Integrated Solution) shall not be shared with Vemics.  Fees paid by the Customer to Vemics that will be used as incentives to drive utilization of the Integrated Solution (“Honoraria”) are excluded from revenue share.

3.2.
Modification:  Although it is the intent of the parties to support a consistent technical and business approach for all Customers, both parties recognize the value of pursuing the unique opportunities and requirements represented by individual Customers. As such, both parties understand and acknowledge that the scope of work defined within each Work Order may impact roles, revenue share and other business elements defined in this agreement. As such, both parties agree that the revenue share in each Work Order may vary based on Customer requirements, the roles of both parties and scope of work required to develop, launch and support the Integrated Solution. In addition, the parties agree they may charge the Customer an “Implementation Fee” to cover the cost of Customer-specific development work associated with the unique requirements of a Customer. The Implementation Fee and the associated revenue share, if any, will be defined in the Work Order.

4.
Reporting: Within fifteen (15) days following the end of each month during the Term, Vemics shall provide a monthly payment/usage report in a format agreed to by both parties (“Report”) to NaviMedix which will include the name, e-mail address, location, and summary of activity of every Customer enrolled in the Integrated Solution.  In addition, the Report will include a detail of all Honoraria amounts and Customer Transaction Fees.  Any fees owing to NaviMedix will be paid by direct wire transfer of immediately available funds from Vemics to NaviMedix within fifteen (15) calendar days of Vemics’s delivery of the Report to NaviMedix.  NaviMedix will have the right to request an audit or examination of Vemics books and financial ledgers at any time with seven days notice and to be conducted during normal business hours, either electronically or in person at the office designated by Vemics.

5.
Public Relations:  Following execution of this Agreement, Vemics and NaviMedix will jointly develop a press release.  The primary purpose of the press release will be to alert and educate pharmaceutical and medical device companies as to the development of the Integrated Solution.  All other public statements shall be governed by Section 11.3, provided that both parties acknowledge and agree that Vemics may be required to file a Form 8-K with the United States Securities and Exchange Commission as a result of entering into this Agreement.  In making such filing, Vemics agrees to use its best efforts to obtain confidential treatment with respect to the commercially sensitive terms and conditions of this Agreement and to afford NaviMedix the opportunity to review and comment on the request for confidential treatment (which comments will be considered by Vemics in good faith) prior to Vemics submitting such request to the Securities and Exchange Commission.

6.
Marketing:                             Vemics, in conjunction with NaviMedix, will create all marketing messages that will be delivered to pharmaceutical and medical device companies.  Customers will also be involved in approving specific promotional messages that will highlight their participation in the Integrated Solution.  NaviMedix will be responsible for delivering mutually agreed upon program marketing messages to NaviNet-enabled healthcare providers. Vemics will be responsible for managing all pharmaceutical and medical device company relationships.

7.
Customer Training:  Vemics will be responsible for training all Customer management and sales representatives, where required, in order to properly roll out the program to the widest possible user base of physicians and other higher level healthcare providers.

8.
Provider Training Programs:  Vemics and NaviMedix will work together to develop training content and tools (“Provider Training Programs”) that will be available in a self-help form on NaviNet.  NaviMedix will use commercially reasonable efforts to drive awareness and utilization of these Provider Training Programs by NaviNet-enabled healthcare providers.  The form, format and frequency of these awareness campaigns will be at the sole discretion of NaviMedix.

9.
Limited License of Trade Names:  For marketing purposes as well as fulfilling the goals and objectives of this Agreement only, Vemics hereby grants to NaviMedix a non-exclusive, worldwide, royalty-free license to use the Vemics name in advertising and promotion related to the Integrated Solution in any media or embodiment now known or hereafter to become known, including, without limitation, all print media, television, enhanced television, any broadcast media, the Internet, and any on-line media.  All marketing materials used by NaviMedix bearing the Vemics name must be pre-approved in writing by Vemics.

For marketing purposes as well as fulfilling the goals and objectives of this Agreement only, NaviMedix hereby grants to Vemics a non-exclusive, worldwide, royalty-free license to use the NaviMedix name in advertising and promotion related to the Integrated Solution in any media or embodiment now known or hereafter to become known, including, without limitation, all print media, television, enhanced television, any broadcast media, the Internet, and any on-line media.  All marketing materials used by Vemics bearing the NaviMedix name must be pre-approved in writing by NaviMedix.

10.	Representations and Warranties

10.1.	Representations and Warranties of NaviMedix: NaviMedix represents and warrants to Vemics that:

(a)	NaviMedix is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

(b)	NaviMedix has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

(c)
the execution of this Agreement by NaviMedix, and the performance by NaviMedix of its obligations and duties hereunder, do not and shall not violate any agreement to which NaviMedix is a party or by which it is otherwise bound;

(d)	when executed and delivered by NaviMedix, this Agreement shall constitute the legal, valid and binding obligation of NaviMedix, enforceable against it in accordance with its terms;

(e)	NaviMedix is the sole and exclusive owner of, or has the right to use, the NaviMedix Property (as defined below); and

(f)
the NaviMedix Property, including, without limitation, NaviNet, does not infringe upon or violate the United States copyrights, published patent, trade secrets, trademarks or other proprietary rights of any third party, and NaviMedix has not received written notice of any claim of infringement or violation of such rights.

10.2.	Representations and Warranties of Vemics: Vemics represents and warrants to NaviMedix that:

(a)	Vemics is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada;

(b)	Vemics has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

(c)
the execution of this Agreement by Vemics, and the performance by Vemics of its obligations and duties hereunder, do not and shall not violate any agreement to which Vemics is a party or by which it is otherwise bound;

(d)	when executed and delivered by Vemics, this Agreement shall constitute the legal, valid and binding obligation of Vemics, enforceable against it in accordance with its terms;

(e)	Vemics is the sole and exclusive owner of, or has the right to use, the Vemics Property (as defined below);

(f)
the Vemics Property, including, without limitation, the Vemics Services, does not infringe upon or violate the United States copyrights, published patent, trade secrets, trademarks or other proprietary rights of any third party, and Vemics has not received written notice of any claim of infringement or violation of such rights.

11.	Confidential and Proprietary Information

11.1.
Protection of Proprietary Information:  Each party retains sole and exclusive ownership to its own Proprietary Information.  Neither party will disclose, publish, communicate or divulge any of the other party’s Proprietary Information to any third party or use such Proprietary Information for any purpose except to accomplish the intent of this Agreement or with the other party’s prior written consent.  Each party receiving Proprietary Information under this Agreement will protect such Proprietary Information with the same degree of care it uses to protect its own Proprietary Information of a similar nature, but never less than a reasonable degree of care.  Each party agrees that the other party’s Proprietary Information will be disclosed or made available only to those of its employees who need to know such information and are aware of the confidentiality obligations hereunder or to independent contractors who need to know such information and are obliged to treat the Proprietary Information in a manner consistent with all the obligations under this Agreement, provided that the foregoing shall not apply to information that the recipient party can show: (i) was known to it prior to disclosure by the other party; (ii) is or becomes public knowledge through no fault of the party to whom disclosure is made; (iii) is independently developed by the recipient party without use of the other party’s Proprietary Information; or (iv) is required by law to be disclosed.

11.2.
Definition of Proprietary Information:  For purposes of this Agreement, the term “Proprietary Information” means the terms and conditions of this Agreement, together with all non-public information concerning either party, its subsidiaries and affiliates, and their respective officers, agents, employees, consultants, licensors, suppliers and customers, including but not limited to trade secrets, know-how, inventions (whether or not patentable), techniques, processes, programs, ideas, algorithms, schematics, testing procedures, software design and architecture, computer code, systems configurations, technologies, data files, internal documentation, design and function specifications, product requirements, problem reports, analysis and performance information, software documents, initiatives, and other technical, business, product, marketing and financial information, plans, data, projections and reports.

11.3.
Press Releases:  Neither party will make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of the other party, except as required by law.

11.4.
Remedies:  Both parties agree that any breach of the confidentiality obligations under this Section 11 may result in irreparable damage for which there is no adequate remedy at law. Therefore, it is agreed that the non-breaching party shall be entitled to equitable relief, without the necessity of posting a bond or other undertaking, including permanent injunctive relief enjoining such breach, by a court of competent jurisdiction, in addition to whatever remedies it may have at law. The provisions of this Section 11 shall survive the expiration or termination of this Agreement for any reason.

11.5.
HIPAA-Related Obligations:  Each party acknowledges that the other party has contracted with health plans that are “Covered Entities” under the Standards for Privacy of Individually Identifiable Health Information, 45 CFR Parts 160 and 164, Subparts A and E, and the Security Standards for the Protection of Electronic Protected Health Information, 45 CFR Parts 160 and 164, Subparts A and C (the “HIPAA Rules”) and that, as a result of such relationship, the other party is a “Business Associate” (as defined in the HIPAA Rules).  When acting as a Business Associate of the Covered Entities, each party may receive “Protected Health Information” (as defined in the HIPAA Rules) and may transmit the same to the other party for use in the Integrated Service.  Each party further acknowledges that, as required under the HIPAA Rules, the other party has executed or will execute a business associate agreement (the “Business Associate Agreement”) with each Covered Entity to which it provides services, pursuant to which such Covered Entity will disclose Protected Health Information to such party and such party will be permitted to use, disclose, create or receive Protected Health Information on behalf of the Covered Entity.  Each party hereby covenants and agrees, as required by the HIPAA Rules, to be bound by the same restrictions and conditions that apply to the other party under each Business Associate Agreement to which it is a party with respect to Protected Health Information of any Covered Entity.

12.	Term and Termination

12.1.
Term and Renewal:  The term of this Agreement shall commence on the Effective Date and continue for an initial period of Three (3) years (the “Initial Term”), and shall be renewed automatically for additional renewal terms of one (1) year each (each, a “Renewal Term” and, together with the Initial Term, the “Term”), unless either party provides written notice of non-renewal to the other party, within ninety (90) days prior to the expiration of the Initial Term or the then-current Renewal Term, as applicable.

12.2.	Termination: This Agreement may be terminated prior to the expiration of the Term as follows:

(a)
by either party if the other party materially defaults in its performance of this Agreement, and such default continues without cure for a period of thirty (30) days after the terminating party provides written notice to the defaulting party specifying the nature of the default;

(b)
by either party, at its option, if in the reasonable judgment of such party, such party cannot fulfill its obligations under this Agreement as a result of regulatory changes affecting its business as it relates to this Agreement; or

(c)
by either party, upon: (i) the institution by or against the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other party’s debts; (ii) the other party making an assignment for the benefit of creditors; or (iii) the other party’s dissolution or cessation of business.

12.3.
Remedies Upon Termination or Default:  Subject to the limitations of liability in Sections 13.3 and 13.4 below, each party shall also have all remedies other than or in addition to termination available to it at law or in equity on account of any default of another party that is not cured as provided in this Agreement.

12.4.
Effect of Termination: Upon expiration or any termination of this Agreement:  (i) the parties rights and obligations to continue to market and sell the Integrated Solution will expire absent a formal written agreement between the parties to extend such rights beyond the Term; (ii) with respect to Customer accounts who are using the Integrated Solution or have contracted with either party to use the Integrated Solution as of the effective date of the termination, the parties will continue to provide the Integrated Solution to such Customers for the remainder of the term of such Customers’ contract and any renewals thereof and the parties revenue sharing obligations under Section 3 will survive such termination for so long as the Customer continues to use the Integrated Solution; (iii) neither party may provide the Integrated Solution other than pursuant to clause (ii), and (iv) each party will promptly return to the other party all of its Proprietary Information (including NaviMedix Property and Vemics Property, as the case may be).

13.	Indemnification and Limitation of Liability

13.1.	Indemnification:

13.1.1.
Agreement of Vemics to Indemnify:  Subject to the conditions, provisions and limitations of this Section 13 and other applicable provisions of this Agreement, Vemics hereby agrees to indemnify, defend and hold harmless NaviMedix from and against all damages, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys’ fees and disbursements, asserted against, directly resulting to, imposed upon or directly incurred by NaviMedix by reason of or resulting from any of the following:

(a)	any gross negligence or willful misconduct of Vemics or violation of law by Vemics, its employees, officers or agents;

(b)	any material breach of or failure to perform any of Vemics obligations, representations, warranties or covenants under this Agreement;

(c)	the use of the Vemics Services in compliance with this Agreement; or

(d)	any actual or alleged infringement by the Vemics Services on any patent or other intellectual property rights of a third party.

13.1.2.
Agreement of NaviMedix to Indemnify:  Subject to the conditions, provisions and limitations of this Section 13, and other applicable provisions of this Agreement, NaviMedix hereby agrees to indemnify, defend and hold harmless Vemics from and against all damages, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys’ fees and disbursements, asserted against, directly resulting to, imposed upon or directly incurred by Vemics by reason of or resulting from any of the following:

(a)	any gross negligence or willful misconduct or violation of law by NaviMedix, its employees, officers or agents;

(b)	any material breach of or failure to perform any of NaviMedix’s obligations, representations, warranties or covenants under this Agreement;

(c)	the use of NaviNet in compliance with this Agreement or a Definitive Agreement; or

(d)	any actual or alleged infringement by NaviNet on any patent or other intellectual property rights of a third party.

13.2.
Indemnification Procedure: The party against whom a claim that is subject to indemnification hereunder is brought (in this context, the “Indemnified party”) agrees to promptly notify the indemnifying party (in this context, the “Other party”) in writing, of any claims asserted against the Indemnified party to which the Indemnified party is entitled to indemnification hereunder, provided that any failure by the Indemnified party to give notice as provided herein shall not relieve the Other party of its obligations under this Section 13.  The Indemnified party shall deliver to the Other party any appropriate court document or other document relating to such claim.  The Other party shall control the investigation, trial, defense and settlement of any such lawsuit or action and any appeal arising therefrom and shall employ or engage attorneys of its own choice, provided, however, that no settlement shall include an admission of liability on the part of the Indemnified party without its prior written consent, which consent shall not be unreasonably withheld. The Indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and an appeal arising therefrom.  The Indemnified party shall provide full reasonable cooperation to the Other party at all times during the pendency of the claim or lawsuit including, without limitation, providing the Other party with all available information, access to personnel and documents concerning the claim.

13.3.
Limitation of Vemics Liability:  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NAVIMEDIX UNDERSTANDS AND AGREES THAT THE VEMICS SERVICES ARE PROVIDED “AS IS.”  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, VEMICS SPECIFICALLY DISCLAIMS, WITHOUT LIMITATION, ALL WARRANTIES OF ANY KIND TO NAVIMEDIX, ITS USERS AND ANY OTHER THIRD PARTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR THOSE WARRANTIES ARISING FROM A COURSE OF PERFORMANCE, A COURSE OF DEALING OR TRADE USAGE.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, VEMICS MAKES NO REPRESENTATION OR WARRANTY THAT THE VEMICS SERVICE OR ANY INFORMATION, REPORTS, MATERIALS OR SERVICES OBTAINED FROM OR GENERATED BY VEMICS WILL BE UNINTERRUPTED, TIMELY, COMPLETE, ACCURATE OR FREE FROM ERROR OR DEFECT. VEMICS SHALL IN NO EVENT BE LIABLE FOR LOSS OF PROFIT, GOODWILL, OR OTHER SPECIAL, INDIRECT OR ANY CONSEQUENTIAL DAMAGES SUFFERED BY NAVIMEDIX IN ANY WAY ATTRIBUTABLE TO NAVIMEDIX’S USE OF THE VEMICS SERVICE. NAVIMEDIX ACKNOWLEDGES AND AGREES THAT VEMICS SHALL NOT BE LIABLE FOR AND HEREBY ACCEPTS NO LIABILTIY FOR OR IN CONNECTION WITH ANY AND ALL DISPUTES BETWEEN NAVIMEDIX AND ANY HEALTHCARE PROVIDER, PAYER, INSURANCE CLAIMANT, PATIENT, STATE OR REGULATORY BODY OR OTHER THIRD PARTY ARISING FROM OR RELATING TO ANY DISPUTES, CLAIMS, FINES, PENALTIES, LITIGATION OR OTHER COSTS OR LOSSES CONCERNING PAYMENT OF CLAIMS. EXCEPT WITH RESPECT TO THE INDEMNIFICATION PROVISIONS SET FORTH IN SECTION 8.1.1, IN NO EVENT SHALL VEMICS BE LIABLE TO NAVIMEDIX FOR DAMAGES UNDER THIS AGREEMENT IN EXCESS OF THE TOTAL FEES PAID BY NAVIMEDIX TO, OR REVENUE SHARED WITH, VEMICS (PURSUANT TO AND AS SET FORTH IN THE APPLICABLE WORK ORDER), DURING THE TWELVE MONTHS IMMEDIATELY PRECEDING THE DATE OF THE CLAIM GIVING RISE TO SUCH LIABILITY; PROVIDED, HOWEVER, THAT IF, WITH RESPECT TO ANY CLAIM, NO FEES WERE REQUIRED TO BE PAID BY NAVIMEDIX TO VEMICS AND NO REVENUE WAS REQUIRED TO BE SHARED WITH VEMICS PURSUANT TO THE APPLICABLE WORK ORDER, THEN VEMICS SHALL HAVE NO LIABILITY WITH RESPECT TO SUCH CLAIM.

13.4.
Limitation of NaviMedix’s Liability:  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, VERMICS UNDERSTANDS AND AGREES THAT NAVINET IS PROVIDED “AS IS.”  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NAVIMEDIX SPECIFICALLY DISCLAIMS, WITHOUT LIMITATION, ALL WARRANTIES OF ANY KIND TO VERMICS, ITS USERS AND ANY OTHER THIRD PARTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR THOSE WARRANTIES ARISING FROM A COURSE OF PERFORMANCE, A COURSE OF DEALING OR TRADE USAGE.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NAVIMEDIX MAKES NO REPRESENTATION OR WARRANTY THAT NAVINET OR ANY INFORMATION, REPORTS, MATERIALS OR SERVICES OBTAINED FROM OR GENERATED BY NAVIMEDIX WILL BE UNINTERRUPTED, TIMELY, COMPLETE, ACCURATE OR FREE FROM ERROR OR DEFECT. NAVIMEDIX SHALL IN NO EVENT BE LIABLE FOR LOSS OF PROFIT, GOODWILL, OR OTHER SPECIAL, INDIRECT OR ANY CONSEQUENTIAL DAMAGES SUFFERED BY VEMICS IN ANY WAY ATTRIBUTABLE TO VEMICS’S USE OF NAVINET. VEMICS ACKNOWLEDGES AND AGREES THAT NAVIMEDIX SHALL NOT BE LIABLE FOR AND HEREBY ACCEPTS NO LIABILTIY FOR OR IN CONNECTION WITH ANY AND ALL DISPUTES BETWEEN VEMICS AND ANY HEALTHCARE PROVIDER, PAYER, INSURANCE CLAIMANT, PATIENT, STATE OR REGULATORY BODY OR OTHER THIRD PARTY ARISING FROM OR RELATING TO ANY DISPUTES, CLAIMS, FINES, PENALTIES, LITIGATION OR OTHER COSTS OR LOSSES CONCERNING PAYMENT OF CLAIMS. EXCEPT WITH RESPECT TO THE INDEMNIFICATION PROVISIONS SET FORTH IN SECTION 8.1.2, IN NO EVENT SHALL NAVIMEDIX BE LIABLE TO VEMICS FOR DAMAGES UNDER THIS AGREEMENT IN EXCESS OF THE TOTAL FEES PAID BY VEMICS TO, OR REVENUE SHARED WITH NAVIMEDIX, (PURSUANT TO AND AS SET FORTH IN THE APPLICABLE WORK ORDER), DURING THE TWELVE MONTHS IMMEDIATELY PRECEDING THE DATE OF THE CLAIM GIVING RISE TO SUCH LIABILITY; PROVIDED, HOWEVER, THAT IF, WITH RESPECT TO ANY CLAIM, NO FEES WERE REQUIRED TO BE PAID BY VEMICS TO NAVIMEDIX AND NO REVENUE WAS REQUIRED TO BE SHARED WITH NAVIMEDIX PURSUANT TO THE APPLICABLE WORK ORDER, THEN NAVIMEDIX SHALL HAVE NO LIABILITY WITH RESPECT TO SUCH CLAIM.

14.	Ownership

14.1.
Ownership of NaviMedix Property:  All right, title and interest, including without limitation intellectual property rights, in and to the NaviNet software (and any portion thereof), including without limitation all designs, graphics, layouts, user interfaces or other characteristic, tangible or intangible, and all modifications, improvements and derivatives thereto which are developed or conceived in connection with this Agreement (the “NaviMedix Property”), is owned and shall be retained by NaviMedix. NaviMedix retains the right to modify, from time to time, the NaviMedix Property, so long as such modification does not prevent NaviMedix from meeting its obligations under this Agreement. Vemics shall not decompile, reverse engineer, disassemble or otherwise reduce the NaviMedix Property to a human perceivable form or permit any other party to do so.

14.2.
Ownership of Vemics Property:  All right, title and interest, including without limitation intellectual property rights, in and to the Vemics Services (and any portion thereof), including without limitation all software, algorithms, analytics, designs, graphics, layouts, user interfaces or other characteristic, tangible or intangible, and all modifications, improvements and derivatives thereto which are developed or conceived in connection with this Agreement (the “Vemics Property”), is owned and shall be retained by Vemics. Vemics retains the right to modify, from time to time, the Vemics Property, so long as such modification does not prevent Vemics from meeting its obligations under this Agreement. NaviMedix shall not decompile, reverse engineer, disassemble or otherwise reduce the Vemics Property to a human perceivable form or permit any other party to do so.

14.3.
Licenses:  Should the parties determine that cross licenses of the NaviMedix Property and Vemics Property are necessary to accomplish the purposes of this Agreement, they shall enter into mutually agreed cross licenses pursuant to an amendment to this Agreement.

15.	Miscellaneous

15.1.
Assignment and Subcontracting:  This Agreement, and the rights and obligations of the parties created hereunder, shall not be assigned or subcontracted to any third party by any party without the prior written consent of the other party, and any purported or attempted assignment or subcontract without such consent shall be void for purposes of assigning or granting any rights under this Agreement, except that either party: (a) may assign or subcontract any or all of its respective rights and obligations under this Agreement to any of its affiliates, provided that, notwithstanding any such assignment, such assigning party shall remain primarily liable to the other party for the performance of such assigning party’s obligations hereunder, or (b) may assign this Agreement in connection with any merger, reorganization or sale of substantially all of its assets related to this Agreement without any consent from the other party, provided that either Party may terminate this Agreement upon any assigning or granting of any rights under this Agreement by the other Party to an entity that is in direct competition with the non-assigning Party.

15.2.
Force Majeure: Neither party will be liable for, or will be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such party’s reasonable control and that such party is unable to overcome through the exercise of commercially reasonable diligence. If any force majeure event occurs, the affected party will give prompt written notice to the other party and will use commercially reasonable efforts to minimize the impact of the event.

15.3.
Source Code Escrow Agreement:  The parties hereby agree that within ninety (90) days of the execution of this agreement that they will enter into a Source Code Escrow Agreement for the Source Code necessary to run and utilize the Vemics Services (the “Source Code Escrow”). The parties further agree that escrow agent utilized for the Source Code Escrow shall be a third party not in any way affiliated with the parties to this Agreement. In addition, the parties further agree that escrow agent shall be a third party that customarily provides source code escrow services as one of its primary business functions (e.g., Iron Mountain and VeriSign). The parties further agree that the sole condition for release of the Source Code Escrow shall be if Vemics files for protection under Chapter 11 of the United States Bankruptcy Code, wherein the trustee (which may include Vemics as debtor in possession) fails to assume this Agreement within one hundred and eighty (180) days after the filing of the initial bankruptcy petition.  For purposes of this Agreement, “Source Code” shall be defined as Human-readable program statements written by a programmer or developer in a high-level or assembly language that are not directly readable by a computer. The costs associated with the Source Code Escrow shall be borne equally between the parties herein.

15.4
Binding on Successors and Assigns:  Without in any way limiting the provisions of Section 18.1, this Agreement shall be binding upon, enforceable by and inure to the benefit of the parties, their successors and assigns.

15.5
Notices:  All notices, demands, requests or other communications which may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, made and received (a) when hand delivered (including delivery by courier) or delivered by facsimile; (b) one business day following the day such notice is deposited with a reputable overnight courier service; or (c) three business days following the day mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed to Vemics or to NaviMedix, as the case may be, as set forth below.

If to Vemics:

Attention:  ________________
Facsimile:    ________________

With a copy to:

Attention: ________________
Facsimile:  ________________

If to NaviMedix:

NaviMedix, Inc.
Eight Cambridge Center
Cambridge, MA 02142
Attention: Chief Financial Officer
Facsimile: (617) 715-7803

With a copy to:

Morrison & Foerster LLP
370 17th Street, Ste. 5200
Denver, CO 80202
Attention: David G. Thatcher, Esq.
Facsimile: (303) 592-1510

Each party may designate by notice in writing new addresses to which any notice, demand, request or communication may thereafter be so given, served or sent.

15.6
Governing Law:  The validity and construction of the terms and provisions of this Agreement and the rights and obligations of the parties hereto shall be interpreted and enforced in accordance with the laws of the State of Massachusetts (without regard to its conflict of laws rules), except to the extent preempted by federal law.

15.7
Rights Cumulative; No Waiver:  No right or remedy conferred upon or reserved to either of the parties is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy, now or hereafter legally existing upon any default.  The failure of any party to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed to be a waiver or relinquishment.  Every right and remedy given by Agreement to the parties may be exercised from time to time and as often as may be deemed expedient by the parties.

15.8
Amendment:  This Agreement may be amended at any time by mutual agreement of the parties, but no such amendment is valid unless it is in writing and signed by both parties by persons duly authorized to do so.

15.9
Rights of Third parties:  The parties do not intend, and nothing in this Agreement shall be construed or deemed, to give any person other than the parties hereto any right or interest based on this Agreement.  The parties reserve the right to amend this Agreement by mutual written consent without notice to or consent of any person or to terminate it without notice to or consent of any person not a party to this Agreement.

15.10
Relationship of the Parties:  NaviMedix and Vemics are, and shall remain, independent contractors, each responsible only for its own acts and/or omissions.  Nothing in this Agreement shall be construed to create any relationship between the parties other than that of independent contractors.

15.11
Entire Agreement:  This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and no representations or agreement, oral or otherwise with respect to such subject matter, between the parties not embodied herein or attached hereto shall be of any force or effect.

15.12
Severability:  In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement will not be affected, unless the absence of the invalidated provision adversely affects the substantive rights of the parties, in which case, the parties agree to replace any such provision or parts thereof with new provision(s) that closely approximate the economic and proprietary results intended by the parties.

15.13	Expenses: Each party shall bear its own expenses in connection with the negotiation and execution of this Agreement.

15.14	Survival: The provisions of Sections 3, 11, 12, 13, 14 and 15 shall survive the expiration or termination of this Agreement for any reason.

15.15
Counterparts:  This Agreement may be executed (including, without limitation, by facsimile signature) in one or more counterparts, with the same effect as if the parties had signed the same document.  Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto, have each executed this Memorandum Understanding.

NAVIMEDIX, INC.

By:______________________________________
Scott Rybak
Vice President Business Development

VEMICS INC.

By: ______________________________________
Fred Zolla
Chief Executive Officer

Exhibit A
Integrated Solution Prospects

Sepracor
Sigma tau alphabms pharma
Abaxis
Isagenix
Novavax
Takeda
Bristol Meyers
Ovation
Schering Plough
Astra Zeneca
Amylin
Laroche
Bayer
El Camino Hospital
Johnson & Johnson
Cephalon
Eisai
EMD
Sanofi Aventis
Nexgen
Purdue
Genzyme
Bioform
Wyeth
Valeant
Abbott
Pfizer
Merck

Exhibit B
Work Order Template
Strategic Co-Marketing and Integration Agreement

Work Order Number X [One, Two, Etc.]

[Note: This template is to be prepared and completed for each Customer sale of the Integrated Solution to provide the specifics of that Customer transaction. This form was created to provide maximum flexibility for NaviMedix and Vemics to establish the specific terms associated to each particular Customer opportunity.]

This Work Order (“Work Order”) is agreed to between Vemics, Inc. (“Vemics”) and NaviMedix, Inc. (“NaviMedix”) and describes the services to be provided to the particular Customer identified in this Work Order.  This Work Order is incorporated into and is subject to the terms and conditions of the Strategic Co-Marketing and Integration Agreement between Vemics and NaviMedix dated DATE (the “Agreement”).  This Work Order shall have the effective date of [________, 200__] (“Work Order Effective Date”).  Unless otherwise defined herein, capitalized terms shall have the same definitions provided in the Agreement.

1.	Customer. The Customer for purposes of this Work Order is [________].

2.
Contracting Structure.  The contracting structure for this Customer will be as follows: [Vemics / NaviMedix] will enter into an agreement with the Customer for the Integrated Solution. [Note: Add specific reference to any pass-through terms, form of customer agreement, etc. as applicable to the Work Order.]

3.	Description of Vemics Services. Vemics will perform the following services for this Customer: [description of Vemics services].

4.	Description of NaviMedix Services. NaviMedix will perform the following services for this Customer: [description of NaviMedix services].

5.	Customer Fees. [description of Customer pricing].

6.	Revenue Share. [description of Vemics / NaviMedix revenue share]

7.	Limitation of Liability. [NaviMedix and Vemics]

8.
Term.  This Work Order shall commence on the Work Order Effective Date and shall continue for a [____ (_)] year period following the Service Start Date (“Initial Term” as it relates to this Work Order).  This Work Order will renew automatically for successive one (1) year terms, unless either party provides written notice to the other party of its intent not to renew at least ninety (90) days prior to the expiration of the then current term (“Renewal Term” as it relates to this Work Order). As used herein, “Term” means the Initial Term of this Work Order and any subsequent Renewal Terms.  Unless earlier terminated in accordance with Section 12.2 of the Agreement, this Work Order will remain in full force and effect from the Work Order Effective Date throughout the Term.

IN WITNESS WHEREOF, the parties hereto have executed this Work Order to be effective as of the Work Order Effective Date.

NaviMedix, Inc. By: ______________________________________ Name:_____________________________________ Title: _____________________________________ Date: _____________________________________	Vemics, Inc. By: ______________________________________ Name:_____________________________________ Title: _____________________________________ Date: _____________________________________

Exhibit C
Service and Support Levels